EXHIBIT 22.1

                         SUBSIDIARIES OF THE REGISTRANT


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                                             DATE OF
SUBSIDIARY NAME                              INCORPORATION                              BUSINESS PURPOSE
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SUBSIDIARIES OF BANKATLANTIC BANCORP, INC.
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
ATM Services, Inc.                               May 1991       Operates ATM equipment.
BankAtlantic, A Federal Savings Bank              1952          A federal savings bank that provides traditional retail banking services.

Cruise ATM Services, Inc.                      October 1996     Operates ATM equipment located aboard cruise ships.
TSC Holding, Inc.                              November 1995    Invests in tax certificates.


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SUBSIDIARIES OF BANKATLANTIC, A FEDERAL SAVINGS BANK
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BANC Servicing  Center, Inc.                  September 1995    Provides mortgage servicing and quality control services.

BankAtlantic Development Corporation          December 1982     Invested in various real estate joint ventures that acquired, developed, sold and leased real property.

BankAtlantic Factors, Inc.                     January 1997     Factors receivables.
BankAtlantic Leasing, A Florida                 August 1989     Funded automobile leases.
  Corporation

Bank of North America Management and           February 1991    Inactive
  Acquisition Services, Inc.*

Bank of North America Real Estate              February 1991    Inactive
  Holdings, Inc.*

BNA Mortgage Corp*                             December 1993    Inactive


Fidelity Service Corporation                   October 1970     Custodial vehicle for mortgage documents and agreements in connection with sales to FNMA.
Gateway Center, Inc                            January 1994     Holds title of operations center.
Hammock Homes, Incorporated                    October 1990     Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 1, Incorporated                      February 1991    Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 2, Incorporated                      February 1991    Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 3, Incorporated                      February 1991    Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 4, Incorporated                      February 1991    Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 5, Incorporated                        May 1991       Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 6, Incorporated                        May 1991       Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 7, Incorporated                        May 1991       Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 8, Incorporated                        May 1991       Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 9, Incorporated                        May 1991       Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 11, Incorporated                       May 1991       Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 12, Incorporated                       May 1991       Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 13, Incorporated                       May 1991       Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 14, Incorporated                       May 1991       Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 15, Incorporated                     January 1990     Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 16, Incorporated                       June 1992      Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 17, Incorporated                       June 1992      Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 18, Incorporated                       June 1992      Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 19, Incorporated                       June 1992      Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 20, Incorporated                       June 1992      Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 87, Incorporated                      March 1987      Takes title, manages, and disposes of BankAtlantic's foreclosures.


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Heartwood 88, Incorporated                       May 1988       Takes title, manages, and disposes of BankAtlantic's tax lien acquisitions.
Heartwood Promenade, Incorporated                July 1988      Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 90, Incorporated                     November 1990    Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 91, Incorporated                     January 1991     Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 91-1 Incorporated                    February 1986    Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 91-2, Incorporated                     July 1987      Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 91-3, incorporated                   December 1985    Takes title, manages, and disposes of BankAtlantic's foreclosures.
Heartwood 91-4, Incorporated                   January 1986     Takes title, manages, and disposes of BankAtlantic's foreclosures.
Professional Valuation Services, Inc.          October 1987     Originally formed for the purpose of preparing appraisals of properties on a fee basis and currently receives commissions from a broker-dealer on security sales at BankAtlantic branches.




*Acquired BNA subsidiaries on October 11, 1996.

All subsidiaries are incorporated in the State of Florida except for Cruise ATM Services, Inc. which is a Nevada Corporation and BankAtlantic, A Federal Savings Bank which is incorporated in the United States of America.

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